UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut 06226
(Address of principal executive offices, including zip code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of SI Financial Group, Inc. ("SI Financial") was held on April 2, 2019.

1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 11, 2018, by and between Berkshire Hills Bancorp, Inc. and SI Financial and the transactions contemplated thereby, including the merger:

FOR	AGAINST	ABSTAIN
8,649,188	291,242	43,977

There were no broker non-votes on the proposal.

2.	To consider and vote upon an advisory, non-binding proposal to approve compensation payable to the named executive officers of SI Financial in connection with the merger:

FOR	AGAINST	ABSTAIN
5,947,165	2,827,583	209,659

There were no broker non-votes on the proposal.

Item 8.01	Other Events

On April 2, 2019, SI Financial issued a press release announcing the results of its special meeting of stockholders held on April 2, 2019. A copy of SI Financial's press release dated April 2, 2019 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits

(d)	Exhibits

Number	Description
99.1	Press Release dated April 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: April 2, 2019	By:	/s/ Lauren L. Murphy
Lauren L. Murphy
Executive Vice President and Chief Financial Officer